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                                                                  EXHIBIT 5.2



                                PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018              WASHINGTON
                                  410-539-2530                        NEW YORK
                               FAX: 410-539-0489                    PHILADELPHIA
                                                                       EASTON



                                 April 4, 1997

Redwood Trust, Inc.
591 Redwood Highway, Suite 3100
Mill Valley, California 94941

                       Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Redwood Trust, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 of the Company (Registration No. 333-11665) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") for offering by the Company from time to time of up to $200,000,000 aggregate initial offering price of: (i) shares of common stock, par value $0.01 per share (the "Common Stock"); (ii) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"); (iii) warrants to purchase Common Stock or Preferred Stock (the "Warrants"); (iv) rights to purchase shares of Common Stock or Preferred Stock (the "Shareholder Rights"); and (v) any combination of the foregoing types of securities. The Common Stock, the Preferred Stock, the Warrants and the Shareholder Rights are collectively referred to herein as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus dated September 19, 1996 (the "Prospectus"). This opinion is being provided at your request in connection with the sale of up to 1,500,000 shares of the Common Stock (the "Shares") pursuant to a Prospectus Supplement dated April 4, 1997 (the "Prospectus Supplement").

         In this capacity, we have examined the Registration Statement, the Prospectus, the Prospectus Supplement, Underwriting Agreement relating to the Shares (the "Underwriting Agreement"), the Charter and By-Laws of the Company, the proceedings of the Board of Directors of the Company or a committee thereof relating to the issuance of the Shares, a Certificate of the Officer of the Company dated April 4, 1997, and such other statutes,
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Redwood Trust, Inc.                                             Piper & Marbury
April 4, 1997                                                        L.L.P.
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certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate of Officer and have not independently verified the matters stated therein.

         Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that upon the issuance and delivery of the Shares in accordance with the terms set forth in the Prospectus, the Prospectus Supplement, and the Underwriting Agreement, the Shares will have been duly and validly authorized and will be validly issued, fully paid, and non-assessable.

         The opinion expressed herein is solely for (i) the use of the Company in connection with the Registration Statement, and (ii) the use of Tobin & Tobin in giving their legality opinion to be filed as an exhibit to the Registration Statement or in a Current Report on Form 8-K. This opinion may not be relied on by any other person or in any other connection without our prior written approval. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement or in a Current Report on Form 8-K and to the reference to us under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Piper & Marbury L.L.P.